UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Quanex Corporation (the “Company”) management will be meeting with investors on April 10, 2008 through April 16, 2008 to discuss the pending spin-off of the Company’s wholly-owned subsidiary, Quanex Building Products Corporation, and the Company’s merger with a wholly-owned subsidiary of Gerdau S.A. The slides that will accompany the meetings are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

The slides attached hereto as Exhibit 99.1 contain “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s most recent 10-K filing (December 14, 2007) under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Slides presented at the meetings on April 10, 2008 through April 16, 2008

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX CORPORATION
(Registrant)
April 9, 2008	/s/ THOMAS M. WALKER
(Date)	Thomas M. Walker Senior Vice President — Finance and Chief Financial Officer, (Principal Financial Officer)

Exhibit Index

    Exhibit 99.1.       Slides presented at the meetings on April 10, 2008 through April 16, 2008